Exhibit 10.7

CONSENT AND AGREEMENT RELATING TO
ADDITIONAL LIENS
This CONSENT AND AGREEMENT RELATING TO ADDITIONAL LIENS (this “Agreement”), dated as of September 1, 2023, is entered into by and among (i) Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah state chartered bank (together with its successors and assigns, “Bank”), (ii) Ally Financial Inc., a Delaware entity (“Ally” and together with Bank, collectively, the “Ally Parties” and each, an “Ally Party”), and (iii) Carvana LLC, an Arizona limited liability company (the “Dealership”).
W I T N E S S E T H
WHEREAS, the Ally Parties and Dealership entered into that certain Inventory Financing and Security Agreement, dated as of September 22, 2022 (as amended by that certain First Amendment to Inventory Financing and Security Agreement, dated as of the date hereof (the “IFSA Amendment”) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), pursuant to which, among other things, the Ally Parties agreed to make certain extensions of credit available to Dealership, and Dealership has granted to the Ally Parties a first priority security interest in the Collateral (as defined in the Financing Agreement). Capitalized terms used herein and not otherwise defined herein will have the meaning ascribed thereto in the Financing Agreement or, if not defined in the Financing Agreement, as defined in the other Transaction Documents (as defined below), as specified herein.
WHEREAS, (i) on October 2, 2020, Carvana Co., a Delaware corporation (the “Issuer”), issued in a private placement (a) $500 million aggregate principal amount of 5.625% Senior Notes due 2025 (the “2025 Notes”) and (b) $600 million aggregate principal amount of 5.875% Senior Notes due 2028 (the “2028 Notes”), (ii) on March 29, 2021, Issuer issued in a private placement $600 million aggregate principal amount of 5.500% Senior Notes due 2027 (the “2027 Notes”), (iii) on August 16, 2021, Issuer issued in a private placement $750 million aggregate principal amount of 4.875% Senior Notes due 2029 (the “2029 Notes”) and (iv) on May 6, 2022, Issuer issued in a private placement $3.275 billion aggregate principal amount of 10.250% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the 2027 Notes, the 2028 Notes and the 2029 Notes, the “Existing Notes”).
WHEREAS, (i) Issuer, (ii) Dealership, as a guarantor, (iii) each of the other guarantors party to the Second Lien Indenture described below (such guarantors, Dealership and Issuer, collectively, the “Note Parties” and each, a “Note Party”), and (iv) U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Note Agent”) propose to enter into (a) the 2028 Secured Notes Indenture, relating to Issuer’s 9.0% / 12.0% Cash / PIK Toggle Senior Secured Notes due 2028 in an aggregate principal amount up to $1.0 billion (such notes, the “2028 Secured Notes”), (b) the 2030 Secured Notes Indenture, related to Issuer’s 9.0% / 11.0% / 13.0% Cash / PIK Toggle Senior Secured Notes due 2030 in an aggregate principal amount up to $1.5 billion (such notes, the “2030 Secured Notes”), and (c) the 2031 Secured Notes Indenture (together with the 2028 Secured Notes Indenture and the 2030 Secured Notes Indenture, each, a “Second Lien Indenture”), relating to Issuer’s 9.0% / 14.0% Cash / PIK Toggle Senior Secured Notes due 2031 in an aggregate principal amount up to $1.876 billion (such notes, the “2031 Secured Notes”, and together with the 2028 Secured Notes and the 2030 Secured Notes, the “Secured Notes”), and each Second Lien Indenture, together with any documents and agreements executed in connection therewith or thereunder (including, without limitation, all Note Documents (as defined in each Second Lien Indenture)), the “Initial Second Lien Note Documents”, and together with any other Second Priority Debt Document (as defined in the Intercreditor Agreement (as defined below)) and any Additional Senior Debt Documents (as defined in the Intercreditor Agreement), collectively, the “Junior Debt Documents”, and together with this Agreement, the Intercreditor Agreement, the IFSA Amendment, and each other document, agreement or instrument required to be delivered to the Ally Parties in accordance with the terms hereof, collectively, the “Transaction Documents”), in each case subject to the terms and conditions of the Intercreditor Agreement and the Financing Agreement, as applicable.

WHEREAS, to induce the Ally Parties to consent to the Transactions, Dealership, the Note Agent, and the Ally Parties have on or prior to the date of the Consent entered into that certain intercreditor agreement relating to the Secured Notes, in form and substance acceptable to the Ally Parties (as amended, restated, amended and restated, replaced, extended, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”), relating to, among other things, the Note Agent’s, the Second Priority Debt Parties’ and the Ally Parties’ respective rights, priority, remedies, and security interests in the Collateral (as defined in the Financing Agreement).
WHEREAS, in connection with and pursuant to the Junior Debt Documents, the Note Parties intend to: (i)(x) issue the Secured Notes (any such issuance of Secured Notes, an “Notes Issuance”) and (y) from time to time, issue additional secured notes and/or incur another form of indebtedness pursuant to any Junior Debt Document (the “Additional Secured Debt”) (any such issuance of Additional Secured Debt and, together with the Notes Issuance, the “Debt Issuances”); provided that, in each case, the accrual of interest, the accretion of accreted value, and the payment of interest in the form of additional indebtedness capitalized to the outstanding aggregate principal amount of the Debt Issuance (e.g., interest paid in kind) (collectively, the “PIK Interest”) will be permitted under the Financing Agreement and excluded from any dollar baskets or caps therein; (ii) grant, pledge, or otherwise create security interests, liens, or encumbrances of any kind in the assets and property of each Note Party by such Note Party in favor of the secured parties (or any collateral agent, trustee or agent on behalf of the secured parties) with respect to any Debt Issuances and pursuant to any Junior Debt Documents; provided that any security interest, lien, or encumbrance granted by, or purported to be granted by, Dealership in the Collateral in favor of the secured parties under any Junior Debt Document (or any collateral agent, trustee, or agent on behalf of the secured parties) (x) shall not secure an aggregate principal amount of indebtedness under the Debt Issuances (inclusive of any premiums, fees and/or other similar amounts) in excess of $6.125 billion (exclusive of PIK Interest thereon) and (y) will be, and shall remain, junior and subordinate in all respects to the security interests, liens, and other encumbrances granted in the Collateral to the Ally Parties and will be subject to the terms of the Intercreditor Agreement and constitute a Second Priority Lien or Senior Lien (subordinate to the Ally Parties), as applicable, thereunder (the transactions in this clause (ii), “Security Grant”); and (iii) engage in other transactions related thereto (together with the Junior Debt Documents, the Intercreditor Agreement, the Debt Issuances and the Security Grant, collectively, the “Transactions”).
WHEREAS, Dealership has determined that the Transactions are necessary and appropriate to preserve the ongoing operations of Dealership and affiliates thereof, and Dealership has therefor requested that the Ally Parties consent in all respects to the Transactions, and, subject to the satisfaction of the conditions set forth in this Agreement, the IFSA Amendment, the Intercreditor Agreement, and any other agreements delivered in connection with this Agreement, the Ally Parties are willing to consent to the Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
CONSENT TO TRANSACTIONS
Section 1.01.    Junior Lien Consent. Effective as of the Effective Date (as defined below), each of the Ally Parties hereby consents to the Transactions, subject to the terms of the Intercreditor Agreement and the satisfaction (or waiver by the Ally Parties) of the conditions set forth herein, including, for the avoidance of doubt, the conditions set forth in Sections 2.01 hereof (the “Junior Lien Consent”). Notwithstanding anything herein or any Junior Debt Document to the contrary, the Junior Lien Consent does not extend to, and expressly prohibits: (i) any Debt Issuance which, taking into account all other Debt Issuances secured by the Collateral, would cause the total principal amount (inclusive of any premiums, fees and/or other similar amounts) of the Junior Debt (as defined in the IFSA Amendment) to exceed $6.125 billion (exclusive of PIK Interest thereon); (ii) any other issuance of any notes or additional indebtedness secured by the Security Grant, including, without limitation, any “incremental” indebtedness permitted under any Junior Debt Document (whether or not such Junior Debt Document is in effect as of the date the Secured Notes are issued); and (iii) any sale, disposition, exchange, or other transfer of any portion of Collateral (or proceeds of any Collateral) without the prior written consent of the Ally Parties, other than (x) sales of inventory in the ordinary course of business; or (y) chattel paper sales, which will be subject to the terms of that certain Side Letter Agreement dated May 1, 2023.
Section 1.02.    Conditions to Consent. Notwithstanding anything herein or any Junior Debt Document to the contrary, the Junior Lien Consent with respect to all Debt Issuances is conditioned upon the satisfaction (or waiver by the Ally Parties) of the following:
a.such Junior Debt being expressly subordinated to the obligations under the Financing Agreement pursuant to the Intercreditor Agreement;
b.no Default under the Financing Agreement has occurred, and no Default will occur or be continuing as a direct result of the applicable Debt Issuance, and no event, circumstance or condition has occurred or exists that, with the passage of time, the giving of notice, or both, would constitute a Default under the Financing Agreement; and
c.each such issuance does not cause the aggregate principal amount (inclusive of any premiums, fees and/or other similar amounts) of the Junior Debt to exceed $6.125 billion (exclusive of PIK Interest thereon) secured or purported to be secured by the Collateral.
ARTICLE II.
CONDITIONS PRECEDENT
Section 2.01.    Effective Date. This Agreement (including, without limitation, the Junior Lien Consent) will become effective on the date on which each of the following conditions have been satisfied (or waived by the Ally Parties) (such date, the “Effective Date”):
a.delivery to the Ally Parties of counterparts of this Agreement duly executed by Dealership;
b.delivery to the Ally Parties of counterparts to the IFSA Amendment duly executed by Dealership;
c.delivery to the Ally Parties of a duly executed Intercreditor Agreement, by and among Dealership, the Note Agent, and the Ally Parties, in form and substance satisfactory to the Ally Parties;
d.delivery to the Ally Parties of a duly executed intellectual property security agreement in respect of the Financing Agreement, by and among Dealership and the Ally Parties, in form and substance acceptable to the Ally Parties;
e.delivery to the Ally Parties of a duly executed Fourth Amended and Restated Credit Balance Agreement, by and among Dealership and the Ally Parties in form and substance acceptable to the Ally Parties;
f.delivery to the Ally Parties of a duly executed Deposit Account Control Agreement (as defined in the IFSA Amendment) by and among Dealership, the Ally Parties, and the financial institution(s) holding the Controlled Accounts (as defined in the IFSA Amendment) governing such Controlled Accounts, in form and substance satisfactory to the Ally Parties;
g.delivery to the Ally Parties of evidence satisfactory to the Ally Parties of the establishment of the Controlled Accounts;
h.delivery to the Ally Parties of duly executed copies of all material Initial Second Lien Note Documents, in each case in form and substance reasonably satisfactory to the Ally Parties;

i.delivery to the Ally Parties of (i) customary legal opinions with respect to Dealership, (ii) customary evidence of authorization of Dealership, (iii) a customary officer’s or secretary’s certificate of Dealership, (iv) a solvency certificate of Dealership and (v) a good standing certificate (to the extent applicable) of Dealership from its jurisdiction of formation, in each case in form and substance satisfactory to the Ally Parties; and
j.payment by Dealership of all reasonable and documented legal fees and expenses of Sidley Austin LLP, as counsel to the Ally Parties, incurred in connection with the Transaction Documents and all other related documents and the transactions contemplated thereby (to the extent invoiced in reasonable detail two (2) Business Days prior to the Effective Date).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
To induce the Ally Parties to consent to this Agreement, Dealership hereby represents and warrants to the Ally Parties that, as of the Effective Date:
Section 3.01.    Power. Dealership has all requisite organizational power to execute, deliver, and perform its obligations under this Agreement.
Section 3.02.    Representations and Warranties. The representations and warranties of Dealership contained in the Financing Agreement are true and correct in all material respects (without duplication of any materiality qualifiers contained therein), in each case on and as of the date hereof (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty will be true and correct in all material respects as of such specified date, if earlier).
Section 3.03.    Authorization; No Contravention. Dealership is authorized and empowered to execute and deliver this Agreement and to do all things necessary and appropriate to fulfill and implement the terms and conditions hereof. Dealership is in material compliance with all federal, state, and local laws, regulations, and ordinances.
Section 3.04.    Binding Effect. This Agreement has been duly executed and delivered by Dealership, and this Agreement constitutes a legal, valid and binding obligation of Dealership, enforceable against Dealership in accordance with its terms, except as such enforceability may be limited by (i) Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (ii) general principles of equity; (iii) an implied covenant of good faith and fair dealing; (iv) the need for filings and registrations necessary to create or perfect the liens on the Collateral granted by Dealership in favor of the Ally Parties; and (v) the effect of foreign laws, rules and regulations as they relate to the granting of security interests in assets of, and pledges of equity interests in or indebtedness owed by, subsidiaries organized under the laws other than the United States of America.
Section 3.05    Solvency. As of the date hereof and immediately after giving effect to this Agreement and the Transactions, (i) Dealership (a) is and will be Solvent, (b) does and intends to pay its debts as they mature in the ordinary course, and (c) is not in default under any material obligation to pay money to any Person, and (ii) Dealership is not contemplating the commencement of any Insolvency or Liquidation Proceedings (as defined in the Intercreditor Agreement). For purposes hereof, “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the present assets of such Person (on a going concern basis) is greater than the total amount of its debts and other liabilities, including, without limitation, subordinated or contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person (on a going concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including, without limitation, subordinated or contingent liabilities, as they become absolute and matured, (c) such Person has not incurred, and does not intend to, and does not believe that it will, incur debts or other liabilities (including current obligations, subordinated or otherwise, and subordinated or contingent liabilities) beyond its ability to pay such debts and other liabilities as they mature in the ordinary course of business and (d) such Person is not engaged in business or a transaction (including, without limitation, the Transactions), and is not contemplating or about to engage in business or a transaction (including, without limitation, the Transactions), which would leave such Person with remaining property which would constitute unreasonably small capital or assets in relation to such business or transaction, taking into account the nature of the particular business conducted and to be conducted and the needs and anticipated needs for capital and assets of the business as conducted and as anticipated to be conducted by such Person following the Effective Date. The amount of contingent liabilities at any time will be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
ARTICLE IV.
MISCELLANEOUS
Section 4.01.    Counterparts. This Agreement may be signed in one or more counterparts, each of which is deemed an original and all of which taken together constitute one and the same agreement. This Agreement may be manually or electronically signed and transmitted by email or other means of electronic communication or by an internet-based e-signature platform. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including, without limitation, PDF) will be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement will be deemed to include electronic signatures and the keeping of records in electronic form. Manual or electronic signatures appearing on electronically transmitted documents will be treated as original signatures for all purposes under applicable law (including, without limitation, admission into evidence in any legal proceeding), including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act and any state laws based on the Uniform Electronic Transactions Act and the parties to this Agreement waive any objection to the contrary.
Section 4.02.    Entire Agreement. This Agreement contains the entire agreement of the Ally Parties and Dealership concerning the subject matter set forth herein. There are no other oral or implied agreements, understandings, or representations between them. Dealership has not relied on any statement, promise, or representation made by anyone connected with the Ally Parties, except as provided in this Agreement or any related document. Upon the Effective Date, this Agreement will be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Subsection III.K.3 of the Financing Agreement, their respective successors and assigns.
Section 4.03.    Severability. Any provision of this Agreement prohibited by law is ineffective only to the extent of the prohibition without invalidating the remaining provisions of this Agreement.
Section 4.04.    Section Captions. The captions inserted at the beginning of each article, section, and subsection are for convenience only and do not limit, enlarge, modify, explain, or define the text thereof nor affect the construction or interpretation of this Agreement.
Section 4.05.    Governing Law. This Agreement must be construed, interpreted, and enforced in accordance with the laws of the state of Arizona without regard to its conflict of laws rules.
Section 4.06.    JURY WAIVER. EACH ALLY PARTY AND DEALERSHIP WAIVE AND RENOUNCE THE RIGHT UNDER FEDERAL AND STATE LAW TO A TRIAL BY JURY FOR ANY CLAIM.
Section 4.07.    Amendment, Modification and Waiver. This Agreement may not be amended, modified, or waived except as permitted by Subsections III.K.2 or III. K.4 of the Financing Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CARVANA, LLC,
as Dealership

By:    /s/ Paul Breaux
Name: Paul Breaux
Title: Vice President

ALLY BANK,
as an Ally Party

By:    /s/ Cindy Balint
Name: Cindy Balint
Title: Authorized Representative

ALLY FINANCIAL, INC.,
as an Ally Party

By:    /s/ Cindy Balint
Name: Cindy Balint
Title: Authorized Representative

SIGNATURE PAGE
TO
CONSENT AND AGREEMENT RELATING TO ADDITIONAL LIENS